UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

            (November 23, 2015) (November 20, 2015)

(Date of Report (Date of earliest event reported)

CAPNIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1235 Radio Road, Suite 110 Redwood City, CA		94065
(Address of principal executive offices)		(Zip Code)

                             (650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 20, 2015, a special meeting of the stockholders of Capnia, Inc., or the Company, was held. The following proposal was submitted to a vote of the Company’s stockholders and approved by the required majorities as indicated by the final tabulations below.

1. To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d) (which requires shareholder approval of a transaction other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock), the issuance of up to an aggregate of 7,213,689 shares of Capnia’s common stock, consisting of:

(i) 4,402,877 shares of common stock issuable upon the conversion of approximately 8,145.3 shares of Series A Convertible Preferred Stock, of which 2,700.3 were sold at the First Closing (as defined below) and 5,445 are available for sale and issuance at the Second Closing (as defined below) pursuant to the Securities Purchase Agreement dated as of October 12, 2015 as amended by Amendment No. 1 to Securities Purchase Agreement dated October 29, 2015 (the “Securities Purchase Agreement”), for an aggregate purchase price of approximately $8,145,300 and based upon a fixed conversion price of $1.85 per share on an as-converted basis;

(ii) 2,702,704 shares of our common stock (based on the full $10,000,000 investment) issuable upon exercise of Series D Common Stock Purchase Warrants, of which Series D Common Stock Purchase Warrants exercisable for 1,231,082 shares of common stock were sold at the First Closing (as defined in the Securities Purchase Agreement) and Series D Common Stock Purchase Warrants exercisable for 1,471,622 shares of common stock are available for sale and issuance at the Second Closing (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement, based on a fixed per share exercise price of $2.46; and

(iii) 108,108 shares of our common stock issuable upon exercise of Common Stock Warrants, of which Common Stock Warrants exercisable for 49,243 shares were issued at the First Closing and Common Stock Warrants exercisable for 58,865 are available for issuance at the Second Closing, based on a fixed per share exercise price of $2.46, issuable to Maxim Group, LLC, as our placement agent, pursuant to the Engagement Letter dated September 17, 2015 (the “Engagement Letter”).

This proposal was approved with 8,372,627 votes for, 214,680 votes against and 2,606 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPNIA, INC.

By:	/s/ David O’Toole
David O’Toole Chief Financial Officer

Date: November 23, 2015